Exhibit 10.1

AMENDMENT NO 1. TO LETTER AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Letter Agreement, dated as of December 2020 (the “Letter Agreement”), by and among (i) Corner Growth Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), (ii) CGA Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and (iii) Marvin Tien, John Cadeddu, Alexandre Balkanski, John Mulkey, and Jason Park (each of whom is a Director of the Company), is made and entered into as of July 3, 2024, by and among the parties to the Letter Agreement. Defined terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Letter Agreement.

RECITALS

WHEREAS, the parties to this Amendment previously entered into the Letter Agreement;

WHEREAS, the Company will soon be begin liquidating and winding up its affairs in the Cayman Islands has decided that it would be more cost effective and efficient for any matters relating to the Letter Agreement to be decided under Cayman law and resolved in Cayman courts; and

WHEREAS, the parties desire to amend the Letter Agreement, pursuant to Section 12 thereof, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and agreed, and intending to be legally bound hereby, each of the parties agree as follows:

AGREEMENT

Section 1.1. Amendment to Governing Law. Effective as of the date of this Amendment, Section 17 of the Letter Agreement is hereby amended and restated in its entirety to read as follows:

“This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of Cayman Islands, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the Cayman Islands, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.”

Section 1.2. Effect of Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Letter Agreement or any right, obligation, remedy or power of any party under or in respect of the Letter Agreement. Except as modified by this Amendment, the Letter Agreement shall continue in full force and effect. Upon the execution of this Amendment by the parties, each reference in the Letter Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the Letter Agreement shall mean and be a reference to the Letter Agreement as amended by this Amendment, and a reference to the Letter Agreement in any other instrument or document shall be deemed a reference to the Letter Agreement as amended by this Amendment. This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Letter Agreement, as amended by this Amendment.

Section 1.3. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 1.4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the Cayman Islands, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

Section 1.5 Counterparts. This Agreement may be executed in two (2) or more counterparts (including PDF counterparts or via DocuSign), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date first above written.

	CORNER GROWTH ACQUISITION CORP.	CGA SPONSOR, LLC

By:	/s/ Jane Mathieu	By:	/s/ Marvin Tien
	Jane Mathieu		Marvin Tien
	President		Manager

	/s/ Marvin Tien	/s/ John Cadeddu
	Marvin Tien, Individually	John Cadeddu, Individually

	/s/ Alexandre Balkanski	/s/ John Mulkey
	Alexandre Balkanski, Individually	John Mulkey, Individually

/s/ Jason Park
Jason Park, Individually